Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Checkpoint Therapeutics, Inc.

New York, NY

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 17, 2017, relating to the financial statements of Checkpoint Therapeutics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/BDO USA, LLP

New York, NY

March 21, 2017